Exhibit 10.14

CARBON BLACK, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

The purpose of this Director Compensation Policy of Carbon Black, Inc. (the “Company”), is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company or its subsidiaries.  In furtherance of the purpose stated above, all non-employee directors shall be paid compensation for services provided to the Company as set forth below:

Cash Retainers

Annual Retainer for Board Membership:  $30,000 for general availability and participation in meetings and conference calls of the Board of Directors, to be paid quarterly.

Additional Retainer for Chairman of the Board: $20,000 for general availability and participation in meetings and conference calls of the Board of Directors, to be paid quarterly.

Additional Retainers for Committee Membership:

Audit Committee Chairperson:	$20,000
Audit Committee member:	$8,000
Compensation Committee Chairperson:	$15,000
Compensation Committee member:	$6,000
Nominating and Corporate Governance Committee Chairperson:	$10,000
Nominating and Corporate Governance Committee member:	$4,000

Note: Chairperson retainers are in addition to member retainers.  Each non-employee director may be eligible to elect to receive equity in lieu of all or part of the cash retainers in accordance with and pursuant to such procedures and programs the Board of Directors may establish from time to time.

Equity Retainers

Upon initial election to the Board: An initial, one-time equity grant (the “Initial Grant”) with a grant date fair value of $300,000 in the form of stock options and/or restricted stock units, as determined by the Compensation Committee of the Board (the “Compensation Committee”), to each new non-employee director, which shall vest in three equal annual installments following the director’s start date, provided, however, that all vesting ceases if the board member resigns from the Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting. If the Initial Award is in the form of a stock option, such stock option shall have a per share exercise price equal to the Fair Market Value (as defined in the Company’s 2018 Stock Option and Incentive Plan, or

any successor plan) of the Company’s common stock on the date of grant.  This Initial Grant applies only to non-employee directors who are first elected to the Board, effective as of or subsequent to the Company’s initial public offering.

Annual equity grants:  On each date of the Company’s Annual Meeting of Stockholders following the completion of the Company’s initial public offering (the “Annual Meeting”), each continuing non-employee member of the Board who has served as a director for the previous six months will receive an annual equity grant (the “Annual Grant”) with a grant date fair value of $150,000 in the form of stock options and/or restricted stock units, as determined by the Compensation Committee, which shall vest in full upon the earlier of the first anniversary of such grant date or the next Annual Meeting, provided, however, that all vesting ceases if the director resigns from the Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting.  If the Initial Award is in the form of a stock option, such stock option shall have a per share exercise price equal to the Fair Market Value (as defined in the Company’s 2018 Stock Option and Incentive Plan, or any successor plan) of the Company’s common stock on the date of grant.

Acceleration of Equity Awards:  All unvested equity awards held by non-employee directors will accelerate and immediately vest upon a Sale Event (as defined in the Company’s 2018 Stock Option and Incentive Plan).

Expenses

The Company will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board or any Committee.

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APPROVED: April 17, 2018, subject to effectiveness of the Company’s Registration Statement on Form S-1.